EXHIBIT 4.01

                          LEHMAN BROTHERS HOLDINGS INC.

                Floating Rate Convertible Notes due April 1, 2022

CUSIP No.   524908 EC 0

ISIN No. US 524908 EC 04



Registered No. 1                                 Principal Amount:  $500,000,000

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

                  LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (herein called the "Company," which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of $500,000,000 (FIVE HUNDRED MILLION Dollars) on April 1, 2022, and to pay Interest thereon from and including March 26, 2002 or from and including the most recent Interest Payment Date (as hereinafter defined) to which Interest has been paid or duly provided for, as the case may be.

                  Interest will be paid quarterly on January 1, April 1, July 1 and October 1 of each year, commencing July 1, 2002, unless any such interest payment date (other than an interest payment date at maturity) would otherwise be a day that is not a Business Day, in which case the interest payment date will be postponed to the next succeeding Business Day (except if that Business Day falls in the next succeeding calendar month, that interest payment date will be the immediately preceding Business Day) (each, an "Interest Payment Date") at the rates per annum specified on the reverse hereof, until the principal hereof is paid or made available for payment. The Interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such Interest, which shall be the fifteenth calendar day of the month immediately preceding such Interest Payment Date ("Regular Record Date"). Except as otherwise provided in the Indenture, any such Interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof is to be given to Holders of Note not less than 10 calendar days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
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                                                                               2

                  While this Note is represented by one or more book-entry notes registered in the name of DTC or its nominee, the Company will cause payments of principal and Interest on such book-entry notes to be made to DTC or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by, DTC or its nominee, and otherwise in accordance with such agreements, regulations and procedures.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, or its successor as Trustee, or its Authenticating Agent, by manual signature of an authorized signatory, this Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  March 26, 2002

                                            LEHMAN BROTHERS HOLDINGS INC.


                                            By:/s/ Oliver Budde

                                            Its:Vice President



                                        Attest: /s/ Cindy Gregoire
                                                Assistant Secretary



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the series of Securities issued under the within-mentioned Indenture.

CITIBANK, N.A.

By:/s/ Wafaa Orfy
     Authorized Signatory

                                                                               3
                          LEHMAN BROTHERS HOLDINGS INC.

                Floating Rate Convertible Notes due April 1, 2022

SECTION 1.        General.


                  This Note is one of a duly authorized issue of Securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of September 1, 1987, as amended and supplemented (the "Indenture"), between the Company and Citibank, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This
Note is one of the Securities of the series designated on the face hereof as "Floating Rate Convertible Notes due April 1, 2022." The terms, conditions and provisions of the Notes are those stated in the Indenture, those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. To the extent that the terms, conditions and other provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Note shall govern. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 2.        Interest and Payments.


                  This Note will bear interest ("Regular Interest") from March 26, 2002 until the principal amount thereof is paid or made available for payment, or until such date on which the Notes are converted, redeemed or repurchased as provided in this Note and the Indenture, (i) prior to the occurrence of any Reset Transaction at a rate which will initially equal 1.13 % per year, which will be adjusted quarterly to equal 3-month LIBOR minus a spread of 0.90% (the "Initial Spread"), and (ii) following the occurrence of a Reset Transaction, at a rate equal to 3-month LIBOR minus the Adjusted Spread related to such Reset Transaction (as set forth in Section 3 hereof) to, but not including, the effective date of any succeeding Reset Transaction (the "Regular Interest Rate").

                  In addition, interest (the "Contingent Interest") will accrue on this Note during any quarterly interest period, commencing with the quarterly interest period beginning July 1, 2002, if the average of the Trading Prices of the Notes for the five consecutive Trading Days ending on the second Trading Day immediately preceding the beginning of the relevant quarterly interest period equals 120% or more of the principal amount of such Notes. The rate of Contingent Interest payable in respect of any quarterly interest period will equal the greater of (i) a per annum rate equal to 5.00 % of the Company's estimated per annum borrowing rate for senior non-convertible fixed-rate indebtedness with a maturity date and other terms comparable to the Notes and
(ii) 0.25% per annum, in each case based on the outstanding principal amount of the Notes. Regular Interest and any Contingent Interest are collectively referred to as "Interest" herein.

                  Upon determination that Holders of Notes will be entitled to receive Contingent Interest during any relevant quarterly interest period, on or prior to the start of the relevant quarterly interest period, the Company shall issue a press release and publish information with respect to any Contingent Interest on its web site. The Company shall pay Contingent Interest, if any, in the same manner as it shall pay Regular Interest and the obligations of Holders in respect of the payment of Contingent Interest in connection with the conversion of any Notes will also be the same as described below.

                  Interest on this Note will be payable on the Interest Payment Date or Interest Payment Dates as specified on the face hereof and, in either case, at Maturity. Except as provided below, Interest will be paid (i) if this
Note is represented by one or more book-entry notes, to DTC in immediately available funds, (ii) if this Note is represented by one or more certificated Notes having an aggregate principal amount at Maturity of $5,000,000 or less by check mailed to the Holders of such Notes and (iii) if this Note is represented by one or more certificated Notes having an aggregate principal amount at Maturity of more than $5,000,000 by wire transfer in immediately available funds at the election of the Holders of such Notes.

                  The Regular Interest Rate for each quarterly period (other than the period commencing March 26, 2002) will be adjusted on the first day of such quarterly period (an "Interest Adjustment Date"), which will be the Interest Payment Date for the immediately preceding quarterly period. The adjusted Regular Interest Rate will be based upon 3-month LIBOR, determined on the second preceding London banking day (an "Interest Determination Date") as described below, less the Adjusted Spread. Notwithstanding any quarterly adjustments of the Regular Interest Rate or resetting of the Spread, the Regular Interest Rate borne by the Notes will never be less than zero.

                  The Regular Interest Rate will be determined by the Calculation Agent. Interest will be computed on the basis of the actual number of days for which Interest is payable in the relevant interest period, divided by 360. All percentages resulting from any calculation on the notes will be rounded to the nearest one hundredth-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 4.876545% (or ..04876545) would be rounded to 4.87655% (or .0487655)), and all dollar amounts used in or resulting from such calculation on the notes will be rounded to the nearest cent (with one-half cent being rounded upward). For purposes of determining the Regular Interest Rate, the Trustee may assume that a Reset Transaction has not occurred unless the Trustee has received an Officers' Certificate stating that a Reset Transaction has occurred and specifying the adjusted Regular Interest Rate then in effect.

                  Interest shall be due and payable on a Note as follows:

(a) A registered Holder of any Note as of the close of business on a Regular Record Date shall be entitled (except as otherwise indicated in this Section 2) to receive and shall receive, as the registered Holder as of such Regular Record Date, Interest on such Note on the corresponding Interest Payment Date (other than any Note Stated Maturity of which is prior to such Interest Payment Date).

(b) In the event that a Note becomes subject to redemption and the Redemption Date occurs after a Regular Record Date but prior to the corresponding Interest Payment Date, the Person whose Note become subject to redemption (and only such Person rather than the Holder as of such Regular Record Date) shall be entitled to receive and shall receive accrued and unpaid Interest from the preceding Interest Payment Date (or such earlier date on which Interest, including Contingent Interest, if any, was last paid) to but not including the Redemption Date on such Note, even if such person is not the Holder of such Note.

(c)      In the event that a Note becomes subject to repurchase pursuant to
         Section 17 hereof, a Holder of any Note who exercises a repurchase right with respect to such Note shall be entitled to receive and shall receive Interest to but not including the applicable repurchase date for such Note, which amount shall be included in the applicable purchase price thereof.

(d) In the event that a Note is converted pursuant to Sections 5 through 16 hereof, the Holder who converts such Note on any date other than an Interest Payment Date shall not be entitled to accrued and unpaid Interest from the preceding Interest Payment Date until the Conversion Date, or otherwise, on such Note, such amounts being deemed to have been paid by receipt of shares of Common Stock in full rather than canceled, extinguished or forfeited; and, accordingly, a Holder who converts a Note after a Regular Record Date but prior to the corresponding Interest Payment Date will receive accrued and unpaid Interest for such period on such Interest Payment Date but will be required to remit to the Company an amount equal to that Interest at the time such Holder surrenders the Note for conversion, provided that such Holder will not be required to remit such Interest if, prior to conversion, the Company has called such Note to be redeemed on a Redemption Date that is on or prior to the third Business Day after such Interest Payment Date and the Holder converts such Note prior to the applicable Redemption Date.

                  Except as provided in this Section 2 or in Indenture, no adjustments in respect of payments of Interest on any Note surrendered for conversion or any dividends or distributions or Interest on the Common Stock issued upon conversion shall be made upon the conversion of any Note.

                  If Maturity for this Note falls on a day that is not a Business Day, payment of principal and Interest to be made on such day with respect to this Note will be made on the next day that is a Business Day with the same force and effect as if made on the due date, and no additional interest will be payable on the date of payment for the period from and after the due date as a result of such delayed payment.

                  Principal will be paid (i) if this Note is represented by one or more book-entry notes, to DTC in immediately available funds or (ii) if this
Note is represented by one or more certificated Notes, at our office or agency in New York City, which initially will be the office or agency of the Trustee in New York City.

SECTION 3.        Interest Rate Spread Adjustment.


                  Following the occurrence of a Reset Transaction, the Notes will bear interest at a rate equal to 3-month LIBOR minus the Adjusted Spread related to such Reset Transaction to, but not including, the effective date of any succeeding Reset Transaction.

SECTION 4.        Redemption.


                  At any time on or after April 1, 2004, except for Notes that it is required to repurchase or required to convert, the Company may, at its option, redeem for cash the Notes in whole at any time or in part from time to time, on any date prior to the Stated Maturity of such Notes (the "Redemption Date"), upon notice as set forth below, at a price equal to 100% of the principal amount of the Notes (the "Redemption Price").

                  If the Company exercises its option to redeem the Notes pursuant to this section, a Holder may nevertheless exercise its right to have its Notes repurchased pursuant to Section 17.1 hereof, if applicable, and to convert such Notes pursuant to Sections 5 through 16 hereof, in each case, until the close of business two Business Days immediately preceding the Redemption Date.

                  The Company shall pay to the Holder of the Notes called for redemption (including those Notes which are converted into Common Stock after the date the notice of the redemption is mailed and prior to the Redemption
Date) any Interest accrued but not paid to, but excluding, the Redemption Date; provided, however, that if the Redemption Date is an Interest Payment Date, the Company shall pay the Interest at the close of business on such Interest Payment Date to the Holder of the Notes as of the related Regular Record Date.

                  If the Company elects to redeem Notes pursuant to the provisions of this Section 4 (such election to be ordered by a Board Resolution), it shall notify the Trustee at least 60 days prior to the intended Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) of (i) such intended Redemption Date, (ii) the principal amount of Notes to be redeemed and (iii) the CUSIP numbers of the Notes to be redeemed.

                  If any Notes selected for partial redemption are converted or elected to be repurchased in part before termination of the conversion right or repurchase right with respect to the portion of the Notes so selected, the converted or repurchased portion of such Notes shall be deemed to be the portion selected for redemption; provided, however, that the Holder of such Notes so converted or repurchased and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion or repurchase of such Notes. Notes which have been converted or purchased during a selection of Notes to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

                  For all purposes of this Note, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

                  Notice of redemption shall be given in the manner provided in
Section 1105 of the Indenture to the Holders of Notes to be redeemed. Such notice shall be given not less than 20 nor more than 60 days prior to the intended Redemption Date.

                  All notices of redemption shall state:

(a)      such intended Redemption Date;

(b) the Redemption Price and Interest, if any, accrued and unpaid to, but excluding, the Redemption Date;

(c) if fewer than all the Outstanding Notes are to be redeemed, the principal amount of Notes to be redeemed and the principal amount of Notes which will be Outstanding after such partial redemption;

(d) that on the Redemption Date, the Redemption Price and Interest, if any, accrued and unpaid to, but excluding, the Redemption Date, will become due and payable, and will cease to accrue, upon each such Note to be redeemed;

(e) if applicable, the Conversion Price, the date on which the right to convert the principal of the Notes to be redeemed will terminate and the places where such Notes may be surrendered for conversion;

(f) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued and unpaid Interest; and

(g)      the CUSIP number of the Notes.

                  The notice given shall specify the last date on which exchanges or transfers of Notes may be made, and shall specify the serial numbers of Notes and the portions thereof called for redemption.

                  Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request delivered at least 20 days prior to the date of the mailing of such Notice (unless a shorter period shall be acceptable to the Trustee), by the Trustee in the name of and at the expense of the Company.

                  Notice of redemption having been given as provided in this Section, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid Interest) such Notes shall cease to bear Interest. Upon surrender of any such Notes for redemption in accordance with such notice, such Notes shall be paid by the Company at the Redemption Price; provided, however, the installments of Interest on Notes whose Stated Maturity is prior to or on the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Securities, registered as such on the relevant Regular Record Date.

                  Prior to or by 10:00 a.m. (New York City time) on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust) an amount of money in immediately available funds sufficient to pay the Redemption Price, and accrued and unpaid Interest in respect of all the Notes to be redeemed on that Redemption Date from the last Interest Payment Date to but not including the Redemption Date, other than any Notes called for redemption on that date which have been converted prior to the date of such deposit, and accrued and unpaid Interest on such Notes. The Trustee and Paying Agent shall then cause such funds to be paid to the Holders of the Notes being redeemed in accordance with this Article.

                  If any Note delivered for redemption shall not be so redeemed by payment to the Holders thereof on the Redemption Date, the principal amount of such Note shall, until it is redeemed, bear Interest on the Redemption Date to but not including the actual date of redemption at the applicable Interest Rate, and each such Note shall remain convertible into shares of Common Stock pursuant to Sections 5 through 16 hereof and remain eligible for repurchase pursuant to Section 17 hereof until such Note shall have been so redeemed.

                  If any Note called for redemption is converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Note shall (subject to any right of the Holder of such Note or any Predecessor Security to receive Interest) be paid to the Company upon request by the Company or, if then held by the Company, shall be discharged from such trust.

                  Any Note which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note of any authorized denomination as requested by such Holder in principal amount equal to and in exchange for the unredeemed portion of the Note so surrendered.

SECTION 5.        Conversion Privilege

                  . (a) Subject to and upon compliance with the provisions of Sections 5 through 16 of this Note, at the option of the Holder, any Notes or any portion of the principal amount thereof which is an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable shares of Common Stock, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion:

(1) during any Conversion Period, if the Sale Price of the Common Stock for at least 20 consecutive Trading Days in the 30 consecutive Trading-Day period ending on the first day of the Conversion Period was more than 125% of the Conversion Price on that thirtieth Trading Day;

(2) on or before April 1, 2017, during the five Business-Day period following any 10 consecutive Trading-Day period in which the average of the Trading Prices for the Notes for that 10 Trading-Day Period was less than 105% of the average Conversion Value for the Notes during that period;

(3) during any period in which the credit rating assigned to the Notes by either Moody's Investors Service or Standard & Poor's or their respective successors is lower than Baa3 or BBB-, respectively, in which the credit rating assigned to the Notes is suspended or withdrawn by either rating agency or in which neither rating agency continues to rate the Notes or provide ratings service or coverage to the Company;

(4)      if the Company has called the Notes for redemption; or

(5) upon the occurrence of any of the corporate transactions specified in clause (b) of this Section 5.

                  The Company shall determine on a daily basis whether the Notes shall be convertible as a result of the occurrence of an event specified in clause (1) or clause (2) above and, if the Notes shall be so convertible, the Company shall promptly deliver to the Trustee written notice thereof. Whenever the Notes shall become convertible pursuant to Section 5 hereof, the Company or, at the Company's written request, the Trustee in the name and at the expense of the Company, shall notify the Holders of the event triggering such convertibility in manner provided in Section 4 hereof, and the Company shall also publicly announce such information and publish it on the Company's web site. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

(b)      In the event that:

     (1) (A) the Company distributes to all holders of its shares of Common Stock rights or warrants entitling them (for a period expiring within 60 days of the record date for such distribution) to subscribe for or purchase shares of Common Stock, at a price per share less than the Sale Price of the Common Stock on the Business Day immediately preceding the announcement of such distribution, (B) the Company distributes to all holders of its shares of Common Stock, cash or other assets, debt securities or rights or warrants to purchase its securities, where the Fair Market Value (as determined by the Board of Directors) of such distribution per share of Common Stock exceeds 10% of the Sale Price of a share of Common Stock on the Business Day immediately preceding the date of declaration of such distribution, or (C) a Change of Control occurs but Holders of Notes do not have the right to require the Company to purchase their Notes as a result of such Change of Control because either (i) the Sale Price of the Common Stock for specified periods (as described in the definition of Change of Control) exceeds specified levels (as described in the definition of Change of Control) or (ii) the consideration received in such Change of Control consists of Capital Stock that is freely tradeable and the Notes become convertible into that Capital Stock as specified in the definition of Change of Control, then, in each case, the Notes may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such distribution, in the case of (A) or (B), or within 30 days after the occurrence of the Change of Control, in the case of (C), until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Time or the date the Company announces that such distribution will not take place, in the case of (A) or
     (B), or the earlier of 30 days after the Company's delivery of the Company Notice regarding a Change of Control Repurchase Right or the date the Company announces that the Change of Control will not take place, in the case of (C), or

(2) the Company consolidates with or merges into another corporation, or is a party to a binding share exchange pursuant to which the shares of Common Stock would be converted into cash, securities or other property as set forth in Section 8 hereof, then the Notes may be surrendered for conversion at any time from and after the date which is 15 days prior to the date announced by the Company as the anticipated effective time of such transaction until 15 days after the actual date of such transaction.

SECTION 6.        Conversion Procedure; Conversion Price; Fractional Shares.


(a) Each Note shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock. The Notes will be converted into shares of Common Stock at the Conversion Price therefor. No payment or adjustment shall be made in respect of dividends on the Common Stock or accrued interest on a converted Note, except as described in Section 13 hereof. The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Notes, but instead shall, subject to Section 7(g) hereof, make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Sale Price of the Common Stock on the last Trading Day prior to the date of conversion. Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Company Notice exercising such Holder's option to require the Company to repurchase such Note may be converted only if such notice of exercise is withdrawn in accordance with
     Section 17.3 hereof.

(b) Before any Holder of a Note shall be entitled to convert the same into Common Stock, such Holder shall, in the case of Notes issued in global form, comply with the procedures of DTC in effect at that time, and in the case of definitive Note, surrender such Note, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued.

                  Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest on the Notes, as provided in Section 13 hereof, and all taxes or duties, if any, as provided in Section 12 hereof.

                  If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Company will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder of a Note, or to such Holder's nominee or nominees, certificates for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid, together, subject to the last sentence of Section 6 (a) above, with cash in lieu of any fraction of a share to which such Holder would otherwise be entitled. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.

                  A Note shall be deemed to have been converted as of the close of business on the date of the surrender of such Note for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of the close of business on such date.

                  In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Notes so surrendered, without charge to such Holder (subject to the provisions of Section 12 hereof), new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

SECTION 7.        Adjustments of Conversion Price for Common Stock.


                  The Conversion Price shall be adjusted from time to time as follows:

(a) In case the Company shall, at any time or from time to time while any of the Notes are outstanding, pay a dividend or make a distribution in shares of Common Stock to all holders of its outstanding shares of Common Stock, then the Conversion Price in effect at the opening of business on the date following the record date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

     (1) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the record date fixed for such determination; and

     (2) the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

                           Such reduction shall become effective immediately after the opening of business on the Business Day following the record date fixed for such determination. If any dividend or distribution of the type described in this Section 7 is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(b) In case the Company shall, at any time or from time to time while any of the Notes are outstanding, subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the Business Day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case the Company shall, at any time or from time to time while any of the Notes are outstanding, combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Price in effect at the opening of business on the Business Day following the day upon which such combination becomes effective shall be proportionately increased.

                  Such reduction or increase, as the case may be, shall become effective immediately after the opening of business on the Business Day following the day upon which such subdivision or combination becomes effective.

(c) In case the Company shall, at any time or from time to time while any of the Notes are outstanding, issue rights or warrants (other than any rights or warrants referred to in Section 7(d) hereof) to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than the Sale Price of the Common Stock on the Business Day immediately preceding the date of the announcement of such issuance (treating the conversion price per share of the securities convertible into Common Stock as equal to
     (x) the sum of (i) the price for a unit of the security convertible into Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible security), then the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such date of announcement by a fraction:

(1) the numerator of which shall be the number of shares of Common Stock outstanding on the close of business on the date of announcement, plus the number of shares or securities which the aggregate offering price of the total number of shares or securities so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Sale Price of the Common Stock; and

(2) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of announcement, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

                  Such adjustment shall become effective immediately after the opening of business on the Business Day following the date of announcement of such issuance. To the extent that shares of Common Stock (or securities convertible into shares of Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into shares of Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Sale Price of the Common Stock, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

(d) In case the Company shall, at any time or from time to time while any of the Notes are outstanding, by dividend or otherwise, distribute to all holders of its shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation and the Common Stock is not changed or exchanged), cash, shares of its capital stock (other than any dividends or distributions to which Section 7 (a) hereof applies), evidences of its indebtedness or other assets, including securities, but excluding (i) any rights or warrants referred to in Section 7(c), (ii) dividends or distributions of stock, securities or other property or assets (including cash) in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 8 hereof applies and (iii) dividends and distributions paid exclusively in cash (such capital stock, evidence of its indebtedness, cash, other assets or securities being distributed hereinafter in this Section 7(d) called the "distributed assets"), then, in each such case, subject to the third and fourth succeeding paragraphs and the last Section of this Section 7(d) hereof, the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the record date with respect to such distribution by a fraction:

(1) the numerator of which shall be the Current Market Price of the Common Stock, less the Fair Market Value on such date of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date)(determined as provided in the definition on ) on such date; and

(2)  the denominator of which shall be such Current Market Price.

         Such reduction shall become effective immediately prior to the opening of business on the Business Day following the record date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 7(d) hereof by reference to the actual or when issued trading market for any distributed assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be in the best interest of the Holders.

                  In the event any such distribution consists of shares of capital stock of, or similar equity interests in, one or more of the Company's Subsidiaries (a "Spin-Off"), the Fair Market Value of the securities to be distributed shall equal the average of the Sale Prices of such securities for the five consecutive Trading Days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-Off, and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Sale Price for the Common Stock on the same Trading Day.

                  Rights or warrants distributed by the Company to all holders of its shares of Common Stock entitling them to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"), (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of shares of Common Stock shall be deemed not to have been distributed for purposes of this Section 7(d) (and no adjustment to the Conversion Price under this Section 7(d) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different distributed assets, evidences of indebtedness or other assets, or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 7(d):

          (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of shares of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of shares of Common Stock as of the date of such redemption or repurchase; and

          (2) in the case of such rights or warrants which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

                           For purposes of this Section 7(d) and Sections 7(a), 7(b) and 7(c) hereof, any dividend or distribution to which this
         Section 7(d) is applicable that also includes (i) shares of Common Stock, (ii) a subdivision or combination of shares of Common Stock to which Section 7(b) hereof applies or (iii) rights or warrants to subscribe for or purchase shares of Common Stock to which Section 7(c) hereof applies (or any combination thereof), shall be deemed instead to be:

(1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants, other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 7(a), 7(b) and 7(c) hereof apply, respectively (and any Conversion Price reduction required by this Section 7(d) with respect to such dividend or distribution shall then be made), immediately followed by

(2) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Sections 7(a), 7(b) and 7(c) hereof with respect to such dividend or distribution shall then be made), except:

               (A) the record date of such dividend or distribution shall be substituted as (i) "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution," "record date fixed for such determinations" and "record date" within the meaning of Section 7(a) hereof,
                    (ii) "the day upon which such subdivision becomes effective" and "the day upon which such combination becomes effective" within the meaning of Section 7(b) hereof, and (iii) as "the date fixed for the determination of stockholders entitled to receive such rights or warrants," "the record date fixed for the determination of the stockholders entitled to receive such rights or warrants" and such "record date" within the meaning of Section 12.3(c) hereof; and

               (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 7(a) hereof and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

                           In the event of any distribution referred to in this
         Section 7(d) in which (1) the Fair Market Value (as determined by the Board of Directors) of such distribution applicable to one share of Common Stock (determined as provided above) equals or exceeds the average of the Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the Record Date for such distribution or
         (2) the average of the Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on the record date for such distribution exceeds the Fair Market Value of such distribution by less than $1.00, then, in each such case, in lieu of an adjustment to the Conversion Price, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Notes, in addition to shares of Common Stock, the kind and amount of such distribution such Holder would have received had such Holder converted such Notes immediately prior to the record date for determining the shareholders entitled to receive the distribution.

                           In the event of any distribution referred to in
         Section 7(c) or 7(d) hereof, where, in the case of a distribution described in Section 7(d) hereof, the Fair Market Value of such distribution per share of Common Stock (as determined by the Board of Directors) exceeds 10% of the Sale Price of a share of Common Stock on the Business Day immediately preceding the declaration date for such distribution, then, if such distribution would also trigger a conversion right under Section 5(b) hereof or the Notes are otherwise convertible pursuant to Sections 5 through 16 hereof, the Company will be required to give notice to the Holders of Notes at least 20 days prior to the Ex-Dividend Time for the distribution and, upon the giving of notice, the Notes may be surrendered for conversion at any time on and after the date that the Company gives notice to the Holders of such conversion right, until the close of business on the Business Day prior to the Ex-Dividend Time or the Company announces that such distribution will not take place. No adjustment to the Conversion Price or the ability of a Holder of a Note to convert will be made if the Holder will otherwise participate in such distribution without conversion.

(e) In case the Company shall, at any time or from time to time while any of the Notes are outstanding, by dividend or otherwise, distribute to all holders of its shares of Common Stock, cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 8 hereof applies or as part of a distribution referred to in Section 7(d) hereof), in an aggregate amount that, combined together with:

(1) the aggregate amount of any other such distributions to all holders of shares of Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 7(e) has been made; and

(2) the aggregate amount of any cash, plus the Fair Market Value (as determined by the Board of Directors) of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the shares of Common Stock concluded within the 12 months preceding the date of such distribution, and in respect of which no adjustment pursuant to Section 7(f) hereof has been made;

         exceeds 10% of the product of the Current Market Price of the Common Stock on the record date with respect to such distribution, times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such record date by a fraction:

(1) the numerator of which shall be equal to the Current Market Price on the record date, less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and
                  (y) the number of shares of Common Stock outstanding on the record date; and

(2) the denominator of which shall be equal to the Current Market Price on such date.

                  However, in the event that the then Fair Market Value (as so determined) of the portion of cash and other securities, if any, so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash in excess of such 10% such Holder would have received had such Holder converted such Notes (or portion thereof) immediately prior to such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(f) In case a tender offer made by the Company or any of its Subsidiaries for all or any portion of the shares of Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of shares tendered) of an aggregate consideration having a Fair Market Value (as determined by the Board of Directors) that combined together with:

(1) the aggregate amount of the cash, plus the Fair Market Value (as determined by the Board of Directors), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its Subsidiaries for all or any portion of the shares of Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 7(f) has been made; and

(2) the aggregate amount of any distributions to all holders of shares of Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 7(e) hereof has been made;

         exceeds 10% of the product of the Current Market Price of the Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended), times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time (such excess, the "Excess Amount"), then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the date of the Expiration Time by a fraction:

(1) the numerator of which shall be the (x) the product of (i) the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time and (ii) the Current Market Price of the Common Stock at the Expiration Time, less
                  (y) the Excess Amount; and

(2) the denominator shall be the product of the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time and the Current Market Price of the Common Stock at the Expiration Time.

                  Such reduction (if any) shall become effective immediately prior to the opening of business on the Business Day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all or a portion of such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such (or such portion of the) tender offer had not been made. If the application of this Section 7(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 7(f).

(g) The Company shall be entitled to make such additional reductions in the Conversion Price, in addition to those required by Sections 7(a), (b),
         (c), (d), (e) and (f) hereof, as shall be necessary in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights or warrants referred to above shall not be taxable to the holders of Common Stock for United States federal income tax purposes.

(h) To the extent permitted by applicable law, the Company may, from time to time, reduce the Conversion Price by any amount for any period of time, if such period is at least 20 days and the reduction is irrevocable during the period. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Notes maintained by the Registrar, at least 15 days prior to the date the reduced Conversion Price takes effect, a notice of the reduction stating the reduced Conversion Price and the period during which it will be in effect.

(i) In any case in which this Section 7 shall require that any adjustment be made effective as of or retroactively immediately following a record date, the Company may elect to defer (but only for five Trading Days following the filing of the statement referred to in Section 9 hereof) issuing to the Holder of any Notes converted after such record date the shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment; provided, however, that the Company shall deliver to such Holder a -------- ------- due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

(j) All calculations under this Section 7 shall be made to the nearest cent or one-hundredth of a share, with one-half cent and 0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 7, the Company shall not be required to make any adjustment of the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of such price. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such price. Any adjustments under this Section 7 shall be made successively whenever an event requiring such an adjustment occurs.

(k) In the event that at any time, as a result of an adjustment made pursuant to this Section 7, the Holder of any Notes thereafter surrendered for conversion shall become entitled to receive any shares of stock of the Company other than shares of Common Stock into which the Notes originally were convertible, the Conversion Price of such other shares so receivable upon conversion of any such Notes shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (k) of this Section 7, and the provisions of Sections 5, 6 and 8 through 12.13 hereof with respect to the Common Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors as to any such adjustment shall be conclusive.

(l) No adjustment shall be made pursuant to this Section 7 if the effect thereof would be to reduce the Conversion Price below the par value (if any) of the Common Stock or (ii) if the Holders of the Notes may participate in the transaction that would otherwise give rise to an adjustment pursuant to this Section 7.

SECTION 8.        Consolidation or Merger of the Company.


                   If any of the following events occurs, namely:

(1) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(2) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

(3) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that the Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Notes been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming such holder of Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided, that if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 8, the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Share). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in these Sections 5 through 16 hereof. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Sections 5 through 16 hereof.

                  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

                  The above provisions of this Section 8 shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

                  If this Section 8 applies to any event or occurrence, Section 7 hereof shall not apply.

SECTION 9.        Notice of Adjustment.


                  Whenever an adjustment in the Conversion Price with respect to the Notes is required:

(1) the Company shall forthwith place on file with the Trustee and the Conversion Agent a certificate of the Treasurer of the Company, stating the adjusted Conversion Price determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

(2) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company, to each Holder by first class mail to his address shown on the Register kept by the Registrar. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

SECTION 10.       Notice in Certain Events.


                  In case:

(1) of a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of all or substantially all of the property and assets of the Company; or

(2) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(3) of any action triggering an adjustment of the Conversion Price referred to in clauses (x) or (y) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given, to the Holders of the Notes in the manner provided in Section by first class mail to his address shown on the Register kept by the Registrar, at least 15 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any distribution or grant of rights or warrants triggering an adjustment to the Conversion Price pursuant to these Sections 5 through 16 hereof, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Price pursuant to these Sections 5 through 16 hereof is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger sale, conveyance, dissolution, liquidation or winding up.

                  Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in clause (1), (2) or (3) of this Section 10.

SECTION 11.       Company to Reserve Stock; Registration; Listing.


(a) The Company shall, in accordance with the laws of the State of Delaware, at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Notes, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all Notes then Outstanding into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all such Notes would be held by a single Holder); provided, however, that nothing contained herein shall preclude the Company from satisfying its obligations in respect of the conversion of the Notes by delivery of purchased shares of Common Stock which are then held in the treasury of the Company. The Company covenants that all shares of Common Stock which may be issued upon conversion of the Notes will upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in Section 12 hereof, taxes with respect to the issue thereof.

(b) If any shares of Common Stock which would be issuable upon conversion of Notes hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be. The Company further covenants that so long as the Common Stock shall be listed on the New York Stock Exchange, the Company will, if permitted by the rules of such exchange, list and keep listed all Common Stock issuable upon conversion of the Notes, and the Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Notes prior to such delivery upon any other national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

SECTION 12.       Taxes on Conversion.


                  The issue of stock certificates on conversion of the Notes shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of the Notes pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Notes which are not so converted in a name other than that in which the Notes so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

SECTION 13.       Conversion After Record Date.


                  Except as provided below, if any Notes are surrendered for conversion on any day other than an Interest Payment Date, the Holder of such Notes shall not be entitled to receive any Interest that has accrued on such Notes since the prior Interest Payment Date. By delivery to the Holder of the number of shares of Common Stock or other consideration issuable upon conversion in accordance with these Sections 5 through 16 hereof, any accrued and unpaid Interest on such Notes will be deemed to have been paid in full.

                  If any Notes are surrendered for conversion subsequent to the Regular Record Date preceding an Interest Payment Date but on or prior to such Interest Payment Date, the Holder of such Notes at the close of business on such Regular Record Date shall receive the Interest payable on such Notes on such Interest Payment Date notwithstanding the conversion thereof. Notes surrendered for conversion during the period from the close of business on any Regular Record Date preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Notes which have been called for redemption on a Redemption Date within such period) be accompanied by payment by Holders, for the account of the Company, in New York Clearing House funds or other funds of an amount equal to the Interest payable on such Interest Payment Date on the Notes being surrendered for conversion; provided, however, that the Holders shall not be required to make any such payment with respect to any Notes being surrendered for conversion that the Company has called for redemption pursuant to Section 4 hereof prior to such conversion if the Redemption Date will be on or prior to the third Business Day after such Interest Payment Date. Except as provided in this Section 13, no adjustments in respect of payments of Interest on Notes surrendered for conversion or any dividends or distributions or interest on the Common Stock issued upon conversion shall be made upon the conversion of any Notes.

SECTION 14.       Company Determination Final.


                  Any determination that the Company or the Board of Directors must make pursuant to these Sections 5 through 16 hereof shall be conclusive if made in good faith and in accordance with the provisions of these Sections 5 through 16 hereof, absent manifest error, and set forth in a Board Resolution.

SECTION 15.       Responsibility of Trustee for Conversion Provisions.


                  The Trustee, in its capacity as trustee, has no duty to determine when an adjustment under these Sections 5 through 16 hereof should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of the Notes. The Trustee shall not be responsible for any failure of the Company to comply with these Sections 5 through 16 hereof. Each Conversion Agent other than the Company shall have the same protection under this Section 15 hereof as the Trustee.

                  The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent acting hereunder.

SECTION 16.       Unconditional Right of Holders to Convert.


                  Notwithstanding any other provision in this Note or the Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to convert its Notes in accordance with Sections 5 through 16 hereof and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

SECTION 17.       Repurchase By the Company at the Option of the Holders.


(a)      Optional Repurchase Right.

                  On April 1 of 2004, 2007, 2012 and 2017 (each, an "Optional Repurchase Date"), each Holder shall have the right (each, an "Optional Repurchase Right"), at the Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Notes not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof as directed by such Holder pursuant to Section 17.3 hereof (provided that no single Note may be repurchased in part unless the portion of the principal amount of such Note to be Outstanding after such repurchase is equal to $1,000 or an integral multiple thereof), at a purchase price in cash equal to 100% of the principal amount of the Note to be repurchased plus accrued and unpaid Interest, including Contingent Interest, if any, to, but excluding, such Optional Repurchase Date (the "Optional Repurchase Price").

(b)      Change of Control Repurchase Right.

                  In the event that a Change in Control shall occur, each Holder shall have the right (each, a "Change of Control Repurchase Right" and, together with the Optional Repurchase Right, each a "Repurchase Right"), at the Holder's option, but subject to the provisions of Section 17.2 hereof, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Notes not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof as directed by such Holder pursuant to Section 17.3 hereof (provided that no single Note may be repurchased in part unless the portion of the principal amount of such Note to be Outstanding after such repurchase is equal to $1,000 or an integral multiple thereof), on the date (the "Change of Control Repurchase Date" and, together with the Optional Repurchase Date, each a "Repurchase Date") that is a Business Day no earlier than 30 days nor later than 60 days after the date of the Company Notice at a purchase price in cash equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid Interest to, but excluding, the Change of Control Repurchase Date (the "Change of Control Repurchase Price" and, together with the Optional Repurchase Price, each a "Repurchase Price"); provided, however, that installments of Interest on Notes whose Stated Maturity is prior to or on the Change of Control Repurchase Date shall be payable to the Holders of such Notes, or one or more Predecessor Securities, registered as such on the relevant Regular Record Date according to terms and the provisions of Section 2 hereof.

17.2 Company Notice. (a) In the case of an Optional Repurchase Right, no later than 20 Business Days prior to each Optional Repurchase Date and in the case of a Change of Control Repurchase Right, no later than 30 days after the occurrence of a Change of Control, the Company shall mail a written notice (the "Company Notice") by first- class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The Company Notice shall include a form of notice (the "Repurchase Notice") to be completed by the Holder and delivered to the Paying Agent pursuant to Section 17.3(b) hereof, and shall state the following:

(1)  that it is a Company Notice pursuant to this Section;

(2) in the case of a Change of Control Repurchase Right, the events causing a Change of Control and the date of such Change of Control;

(3) the procedures with which such Holder must comply to exercise its right to have its Notes purchased pursuant to Section 17.1(a) or 17.1(b) hereof, including the date by which the completed Repurchase Notice pursuant to
     Section 17.3(b) hereof and the Notes the Holder elects to have repurchased pursuant to Section 17.1(a) or 17.1(b) hereof must be delivered to Paying Agent in order to have such Notes purchased by the Company pursuant to
     Section 17.1(a) or 17.1(b) hereof, as the case may be, the name and address of the Paying Agent and that the Notes as to which a Repurchase Notice has been given may be converted, if they are otherwise convertible pursuant to Sections 5 through 16 hereof, only if the completed and delivered Repurchase Notice has been withdrawn in accordance with the terms of this Note and the Indenture, the Holder's conversion rights pursuant to Sections 5 through 16 hereof, and the Conversion Rate then in effect and any adjustments thereto;

(4)  the Repurchase Date and the Repurchase Price;

(5) that, unless the Company defaults in making payment of such Repurchase Price, Interest on the Notes surrendered for purchase by the Company will cease to accrue on and after Repurchase Date;

(6)  the CUSIP number of the Notes;

(7) if, with respect to the Optional Repurchase Right, the Company has elected to pay the Repurchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

     (i) state that each Holder will receive Common Stock with a Prevailing Market Price equal to the Repurchase Price of the Notes held by such Holder (except any cash amount to be paid in lieu of fractional shares);

     (ii) set forth the method of calculating the Prevailing Market Price of the Common Stock; and

     (iii)state that because the Prevailing Market Price of the Common Stock will be determined prior to the Repurchase Date, Holders will bear the market risk with respect to the value of Common Stock to be received from the date such Prevailing Market Price is determined to the Repurchase Date.

                  No failure by the Company to give the foregoing Company Notice shall limit any Holder's right to exercise its rights pursuant to Section 17.1(a) or 17.1(b) hereof or affect the validity of the proceedings for the purchase of its Notes hereunder.

17.3 Delivery of Repurchase Notice; Forms of Repurchase Notice; Withdrawal of Repurchase Notice.


(a)      Delivery of Repurchase Notice.

                  The Company shall deliver to all Holders (and beneficial holders of the Notes) a form of Repurchase Notice, which with respect to Holders' repurchase rights set forth in Section 17.1(a) or 17.1(b) hereof, as the case may be, shall be delivered to such Holders at least 20 Business Days prior to the Repurchase Date and, as set forth in Section 17.2 hereof shall be included in the Company Notice; provided that the delivery of such form of Repurchase Notice to the Holders shall be made in the Company's name and at the Company's expense and the text of such form of Repurchase Notice, shall be prepared by the Company pursuant to Section 17.2 hereof.

(b)      Form of Repurchase Notice.

                  The form of Repurchase Notice shall provide instructions regarding procedures with which holders must comply to exercise their rights pursuant to Section 17.1 hereof and the completion of the Repurchase Notice and also shall state:

(A) that it is the Repurchase Notice pursuant to Sections 17.3(a) hereof of the Notes and must be completed by the Holder and delivered to the Paying Agent (and any beneficial holder of securities), together with the delivery of the Holder's Notes for which the Holder will exercise its repurchase rights pursuant to Section 17.1 hereof, for such holder to receive the Repurchase Price;

(B) the name and address of the Paying Agent to, and the date by, which the completed Repurchase Notice and Notes must be delivered in order for the holder to receive the applicable Repurchase Price;

(C) the portion of the principal amount of the Notes which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof;

(D) any other procedures then applicable that the Holder must follow to exercise rights under Section 17 and a brief description of those rights;

(E)  the Repurchase Date and the Repurchase Price;

(F) the procedures with which such Holder must comply to exercise its right to have its Notes purchased pursuant to Section 17.1 hereof, including the date by which the completed Repurchase Notice pursuant to Section 17.3 hereof and the Notes the Holder elects to have purchased pursuant to
     Section 17.1 hereof must be delivered to Paying Agent in order to have such Notes purchased by the Company pursuant to Section 17.1 hereof, the name and address of the Paying Agent and that the Notes as to which a Repurchase Notice has been given may be converted, if they are otherwise convertible pursuant to Sections 5 through 16 hereof, only if the completed and delivered Repurchase Notice has been withdrawn in accordance with the terms of the Indenture, the Holder's conversion rights pursuant to Sections 5 through 16 hereof, the Conversion Rate then in effect and any adjustments thereto;

(G) the Holder's right to withdraw a completed and delivered Repurchase Notice, the procedures for withdrawing a Repurchase Notice, pursuant to clause (c) below and that Notes as to which a completed and delivered Repurchase Notice may be converted, if they are convertible only in accordance with Sections 5 through 16 hereof, if the applicable completed and delivered Repurchase Notice has been withdrawn;

(H) that, unless the Company defaults in making payment on Notes for which a Repurchase Notice has been submitted, Interest on such Notes will cease to accrue on the Repurchase Date;

(I)  the CUSIP number of the Notes;

(J) if, with respect to the Optional Repurchase Right, the Company has elected to pay the applicable Repurchase Price (or any portion thereof) in shares of Common Stock, but the Repurchase Price is ultimately to be paid to the Holder entirely in cash because any of the conditions to payment of the Repurchase Price (or any portion thereof) in Common Stock set forth in
     Section 17.7 hereof are not satisfied prior to the close of business on the Repurchase Date, advise the Company in the Holder's Repurchase Notice whether such Holder elects:

     (1) to withdraw the Repurchase Notice as to some or all of the Notes to which it relates; or

     (2) to receive cash in such event in respect of the entire Repurchase Price for all Notes or portions of Notes subject to such Repurchase Notice.

If the Holder fails to indicate the Holder's choice with respect to the election described in this clause (J), the Holder shall be deemed to have elected to receive cash in respect of the entire Repurchase Price for all Notes subject to such Holder's Repurchase Notice.

(c)      Withdrawal of Repurchase Notice.

                  Notwithstanding anything herein to the contrary, any Holder which has delivered a completed Repurchase Notice to the Paying Agent shall have the right to withdraw such Repurchase Notice, as applicable, by delivery of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to the close of business on the day immediately preceding the Repurchase Date specifying:

     (A) the certificate number, if any, of the Notes in respect of which such notice of withdrawal is being submitted;

     (B) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted; and

     (C) the principal amount, if any, of such Notes which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

     (d) The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

17.4 Exercise of Repurchase Rights.


     (a) To exercise an Optional Repurchase Right pursuant to Section 17.1(a) hereof, a Holder must deliver to the Trustee at its offices no later than the close of business on the third Business Day prior to the Optional Repurchase Date the following:

          (1) a completed Repurchase Notice for Optional Repurchase Rights, the form of which is contained in Exhibit C hereto; and

          (2) the Notes or cause such Notes to be delivered through the facilities of DTC, as applicable, with respect to which the repurchase right is being exercised, with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer, in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

     (b) To exercise a Change of Control Repurchase Right pursuant to Section 17.1(b) hereof, a Holder must deliver to the Trustee at its offices on or prior to the close of business on the Business Day prior to the Change of Control Repurchase Date the following:

          (1) a completed Repurchase Notice for Change of Control Repurchase Rights, the form of which is contained in Exhibit D hereto; and

          (2) the Notes or cause such Notes to be delivered through the facilities of DTC, as applicable, with respect to which the repurchase right is being exercised, with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer, in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing.

17.5     The Company's Right to Elect Manner of Payment of Repurchase Price.


(a) The Repurchase Price of Notes in respect of which a Repurchase Notice in respect of an Optional Repurchase Right has been given will be paid by the Company in cash, except that, the Repurchase Price of such Notes may, at the election of the Company in its sole discretion, be paid by the Company with cash or Common Stock or in any combination of cash and Common Stock, subject to the conditions set forth in this Section 17.5 and in Section
     17.7 hereof. With respect to the Company Notice with respect to the Optional Repurchase Right, the Company shall designate, in the applicable Company Notice delivered pursuant to Section 17.4 hereof, whether the Company will purchase the Notes for cash or Common Stock, or, if a combination thereof, the percentages of the Repurchase Price of Notes in respect of which it will pay in cash and Common Stock; provided, however, that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Notes subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Notes are purchased pursuant to this
     Section 17 in respect of such Optional Repurchase Right shall receive the same percentage of cash or Common Stock in payment of the Repurchase Price for such Notes, except (i) as provided in Section 17.7 hereof with regard to the payment of cash in lieu of fractional Common Stock and (ii) if the Company is unable to purchase the Notes of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Notes of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this
     Section 17.5 or pursuant to Section 17.7 hereof in the event of a failure to satisfy, prior to the close of business on the Repurchase Date, any condition to the payment of the Repurchase Price, in whole or in part, in Common Stock.

(b) Not less than five Business Days before the date the Company Notice is furnished, the Company shall deliver an Officer's Certificate to the Trustee specifying:

     (1)  the manner of payment selected by the Company;

     (2)  the information required by Section 17.4(a) hereof;

     (3) if, with respect to the Optional Repurchase Right, the Company elects to pay the Repurchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 17.7 hereof have been or will be complied with; and

     (4) whether the Company desires the Trustee to give the Company Notice required by Section 17.4(a) hereof.

17.6     Purchase With Cash.

                    On each Repurchase Date in respect of an Optional Repurchase Right, at the option of the Company, the Repurchase Price of Notes in respect of which a Repurchase Notice pursuant to Section 17.4(b) hereof has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Repurchase Price of such Notes.

17.7     Payment by Issuance of Common Stock.


                    On each Repurchase Date in respect of the Optional Repurchase Right, at the option of the Company, the Repurchase Price of Notes in respect of which a Repurchase Notice pursuant to Section 17.4(b) hereof has been given, or a specified percentage thereof, may be paid by the Company by the issuance to the Holder(s) of such Notes of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holder(s) would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Repurchase Price of such Notes in cash by (ii) the "Prevailing Market Price"(as defined below) of a share of Common Stock, subject to the next succeeding paragraph.

                  The Company will not issue any fractional shares of Common Stock in payment of the Repurchase Price. Instead the Company will pay cash for the pro rata value of the fractional share, which shall be calculated in accordance with the next sentence of this paragraph. The pro rata value of a fraction of a share of Common Stock shall be determined by multiplying the Prevailing Market Price by such fraction and rounding the product to the nearest whole cent with one-half cent being rounded upwards. If a Holder elects to have more than one Note repurchased, the number of shares of Common Stock shall be based on the aggregate amount of Notes to be repurchased.

                  The Company's right, with respect to the Optional Repurchase Right, to exercise its election to purchase a percentage of the Notes pursuant to this Section 17 by issuing shares of Common Stock shall be conditioned upon:

(1) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the Notes with Common Stock as provided herein;

(2) the Company's having listed the Common Stock to be issued in respect of the Repurchase Price on the principal United Stated securities exchange on which the Company's Common Stock is then listed or, if not so listed, on Nasdaq;

(3) the registration of the Common Stock to be issued in respect of the payment of the Repurchase Price under the Securities Act or the Exchange Act, in each case, if required for the initial issuance thereof;

(4)  any  necessary   qualification  or  registration   under  applicable  state
     securities laws or the availability of an exemption from such qualification and registration; and

(5) the receipt by the Trustee of an Officer's Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of a percentage of the Repurchase Price in respect of Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Note in payment of the Repurchase Price in respect of the Notes, will be validly issued, fully paid and nonassessable and, to such counsel's knowledge, free from preemptive rights, and, in the case of such Officer's Certificate, stating that conditions (i), (ii) and (iii) above and the condition set forth in the second sentence of the immediately following paragraph have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above have been satisfied.

                  Such Officer's Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount of Notes, and an explanation setting forth in reasonable detail the calculation used to derive such number of shares and the amount of cash to be paid for each $1,000 Principal Amount of Notes. With respect to the Optional Repurchase Right, the Company may pay the Repurchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Prevailing Market Price is published in The Wall Street Journal or another daily newspaper of national circulation. If the conditions set forth in this paragraph and the immediately preceding paragraph are not satisfied with respect to a Holder or Holders prior to the close of business on the Repurchase Date and the Company has elected to repurchase the Notes pursuant to this Section 17 through the issuance of Common Stock, the Company shall pay, without further notice, the entire Repurchase Price of the Notes of such Holder or Holders in cash.

17.8     Deposit and Payment of the Applicable Repurchase Price.


                  The Company shall deposit cash (in respect of a cash purchase or for fractional shares of Common Stock, as applicable), or a combination of Common Stock and cash, as applicable.

(a) If a Holder has exercised its rights pursuant to Section 17.1(a) or 17.1(b) hereof and has satisfied the conditions for the exercise of such rights in accordance with Section 17.4(a) or 17.4(b) hereof, as the case may be, then the Company shall, prior to 10:00 a.m. (New York City time) on the Business Day following the applicable Repurchase Date deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust) an amount of money in immediately available funds if deposited on such Business Day sufficient to pay the aggregate Repurchase Price of all the Notes or portions thereof which are to be purchased on such applicable Repurchase Date, and the Trustee or Paying Agent, as applicable shall pay the Holder the Repurchase Price multiplied by the principal amount of Notes for which such rights were exercised on the applicable Repurchase Date.

(b) There shall be no purchase of any Notes pursuant to Section 17.1(a) or 17.1(b) hereof if there has occurred (prior to, on or after, as applicable, the giving, by the Holders of such Notes, of the required Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Securities) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(c) If any Notes delivered for purchase pursuant to Section 17.1(a) or 17.1(b) hereof shall not be so paid on the Repurchase Date, the principal amount of such Notes shall, until it is paid, bear Interest from the purchase date to but not including the date of actual payment hereunder at the applicable Interest Rate, and each such Notes shall remain convertible into shares of Common Stock pursuant to Sections 5 through 16 hereof until such Notes shall have been paid.

17.9     Effect of Delivery of Repurchase Notice and Purchase.


(a) Upon receipt by the Paying Agent of a Repurchase Notice, the Holder of the Notes in respect of which such Repurchase Notice was delivered shall (unless such Repurchase Notice is withdrawn pursuant to Section 17.3(c) hereof) thereafter be entitled to receive solely the Repurchase Price with respect to such Note, and, if applicable, any accrued and unpaid Interest pursuant to Section 2 hereof. Notes in respect of which a Repurchase Notice has been delivered by the Holder thereof may not be converted pursuant to Sections 5 through 16 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice which has been completed and delivered to the Paying Agent has first been validly withdrawn pursuant to Section 17.3(c) hereof.

(b) All Notes delivered for purchase shall be canceled by the Trustee or Paying Agent, as applicable.

17.10    Physical Securities Repurchased in Part.


                  Any Security in physical form which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Notes, without service charge, new Notes, of any authorized denomination as requested by such Holder in principal amount equal to, and in exchange for, the portion of the principal amount of the Notes so surrendered which is not purchased.

17.11    Covenant to Comply With Securities Laws Upon Repurchase of Securities.


                  When complying with the provisions of this Section 17 (if such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall
(a) comply with Rule 13e- 4 and Rule 14e-1 under the Exchange Act, (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and (c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under this Section 17 to be exercised in the time and in the manner specified in this Article 17.

17.12    Repayment to the Company.


                  The Trustee and the Paying Agent shall return to the Company upon written request any cash or Common Stock that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Repurchase Price; provided, however, that to the extent that the aggregate amount of cash and/or Common Stock deposited by the Company pursuant to Section
17.5 hereof exceeds the aggregate Repurchase Price of the Notes or portions thereof which the Company is obligated to purchase on the purchase date then, unless otherwise agreed in writing with the Company, promptly after the Business Day following such purchase date, the Trustee or Paying Agent, as applicable, shall return any such excess to the Company together with interest or dividends, if any, thereon.

SECTION 18.       Tax Treatment.


                  The Company agrees, and by acceptance of beneficial ownership interest in the Notes each beneficial holder of Notes will be deemed to have agreed, for United States federal income tax purposes (1) to treat the Notes as indebtedness that is subject to Treas. Reg. Sec. 1.1275-4 (the "Contingent Payment Regulations") and, for purposes of the Contingent Payment Regulations, to treat the fair market value of any stock beneficially received by a beneficial holder upon any conversion of the Notes as a contingent payment and
(2) to be bound by the Company's determination of the "comparable yield" and "projected payment schedule," within the meaning of the Contingent Payment Regulations, with respect to the Notes. A Holder of Notes may obtain the amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule by submitting a written request for it to the Company at the following address: Controller's Office, Lehman Brothers Holdings Inc., 745 Seventh Avenue, New York NY 10019.

SECTION 19. Paying Agent, Conversion Agent, Calculation Agent, Registrar and Custodian.


                  Citibank, N.A. will initially act as Paying Agent, Conversion Agent, Calculation Agent, Registrar and Custodian. The Company may appoint and change any Paying Agent, Conversion Agent, Calculation Agent, Registrar or Custodian without notice, other than notice to the Trustee; provided, that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Calculation Agent, Registrar or Custodian.

SECTION 20.        Sinking Fund.


                  These Notes are not subject to a sinking fund.

SECTION 21.         Events of Default.


                  In addition to those Events of Default set forth in Section 501 of the Indenture, each of the following will constitute an Event of Default under the Indenture with respect to the Notes:

(a) the failure by the Company to convert any Notes into shares of Common Stock upon exercise of a Holder's right to convert Notes pursuant to Sections 5 through 16 hereof; and

(b) the failure by the Company to pay an installment of Contingent Interest on any of the Notes for 30 days after the date when due.

                  If any Event of Default with respect to Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

SECTION 22.         Modification or Waiver; Obligation of the Company Absolute.


                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Notes, on behalf of the Holders of all Notes, to waive, with respect to the Notes, compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. The Indenture also contains provisions prohibiting certain modifications of the Indenture without the consent of each Holder of any Security affected thereby. Any such consent or waiver by the Holder of this Note will be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Notes issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  Without the consent of the Holder of each Note affected thereby, no supplemental indenture or other modification to the Indenture or the rights of the Holders may:

(a)  impair or adversely affect the conversion rights of any holder of notes;

(b) alter the manner of calculation or rate of accrual of interest, or Contingent Interest on any Note or extend the payment of any such amount;

(c) except as otherwise permitted or contemplated by provisions concerning corporate reorganizations, adversely affect the repurchase option of holders upon a change of control or the conversion rights of the Holders; or

(d) modify the redemption provisions of the Notes in a manner adverse to the Holders.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture will alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, and Interest on this Note at the times, places and rates herein prescribed and to convert this
Note in accordance with the Indenture.

SECTION 23.       Discharge, Legal Defeasance and Covenant Defeasance.


                  The provisions contained in the Indenture relating to defeasance will not apply to this Note.

SECTION 24.       Authorized Denominations.


                  The Notes are issuable only in global or certificated registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the Notes are exchangeable for a like aggregate principal amount of Notes with a like Stated Maturity and with like terms and conditions of a different authorized denomination, as requested by the Holder surrendering the same.

SECTION 25.       Registration of Transfer.

                  As provided in the Indenture and subject to certain limitations therein specified and to the limitations described below, if applicable, the transfer of this Note is registerable in the Register upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for that purpose duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar (which will initially be the Trustee at its principal corporate trust office located in the Borough of Manhattan, The City of New York), duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same Stated Maturity and aggregate principal amount, will be issued to the designated transferee or transferees.

                  This Note is exchangeable for certificated Notes only upon the terms and conditions provided in the Indenture. Except as provided in the Indenture, owners of beneficial interests in this Book-Entry Note will not be entitled to receive physical delivery of Note in certificated registered form and will not be considered the Holders thereof for any purpose under the Indenture.

                  No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

SECTION 26.       Owners.


                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue and notwithstanding any notation of ownership or other writing hereon, and none of the Company, the Trustee or any such agent will be affected by notice to the contrary.

SECTION 27.       Governing Law.


                  The Indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.

SECTION 28.       Defined Terms.

                  All terms used in this Note which are defined in the Indenture will have the meanings assigned to them in the Indenture unless otherwise defined herein; and all references in the Indenture to "Security" or "Securities" will be deemed to include the Notes. Set forth below are definitions of the terms used in this Note:

                  "3-month LIBOR" means, with respect to any interest determination date:

(a) the rate for 3-month deposits in United States dollars commencing on the related interest adjustment date, that appears on the Moneyline Telerate Page 3750 as of 11:00 A.M., London time, on the interest determination date, unless fewer than two such offered rates so appear; or

(b) if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular interest determination date on the Moneyline Telerate Page 3750, the rate calculated by the Calculation Agent of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the related interest adjustment date, to prime banks in the London interbank markets at approximately 11:00 A.M., London time, on that interest determination date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time, or

(c) if fewer than two offered quotations referred to in clause (b) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York time, on the particular interest determination date by three major banks in the City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks for a period of three months and in a principal amount that is representative for a single transaction in United States dollars in that markets at that time, or

(d) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (c), 3-month LIBOR in effect immediately prior to the particular interest determination date.

                  "Adjusted Spread" means, with respect to any Reset Transaction, the arithmetic average of the spreads, expressed as a percentage, from 3-month LIBOR quoted by two Reference Dealers selected by the Company or its successor as the spread from the 3-month LIBOR then being used to calculate the Regular Interest Rate which should be used in calculating the rate at which Regular Interest on the Notes should accrue so that, in the judgment of such Reference Dealers, the Trading Price, expressed in dollars, of the Notes immediately after the later of:

(a)  the public announcement of such Reset Transaction; or

(b) the public announcement of a change in dividend policy in connection with such Reset Transaction, would equal most closely the average Trading Price of the Notes for the 20 Trading Days preceding the date of such public announcement; provided that, in no event will the Adjusted Spread be more than the Initial Spread; that is, in no event will the rate of Regular Interest borne by the Notes at any time after July 1, 2002 be less than the greater of (a) zero and (b) 3-month LIBOR, determined as provided above, minus 0.90%. As used herein, the term "Reference Dealer" means a nationally recognized securities dealer engaged in the trading of convertible securities.

                  "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated) in equity of such Person, whether now outstanding or issued after March 26, 2002, including, without limitation, all common stock and preferred stock.

                  "Change of Control" shall be deemed to have occurred at such time after the original issuance of the Notes when any of the following has occurred:

(1) the acquisition by any "person", including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchase, merger or other acquisition transactions of shares of the Company's Capital Stock entitling such person to exercise 50% or more of the total voting power of all shares of the Company's Capital Stock entitled to vote generally in elections of directors, other than any acquisition by the Company, any of its Subsidiaries or any of its employee benefit plans (except that such person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition);

(2) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(3) any consolidation or merger of the Company with or into any other person (which for purposes of this definition has the meaning set forth in Section 13(d)(3) of the Exchange Act), any merger of another person into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the properties and assets of the Company to another person, other than in each case (x) any transaction (i) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Capital Stock of the Company and (ii) pursuant to which holders of Capital Stock of the Company immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock of the Company entitled to vote generally in the election of directors of the continuing or surviving person immediately after such transaction or (y) any such merger solely for the purpose of changing the jurisdiction of incorporation of the Company and resulting in a reclassification, conversion or exchange of outstanding Common Stock solely into shares of the common stock of the surviving entity;

         provided, however, that a Change of Control shall not be deemed to have occurred if the Sale Price per share of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control under clause (1) above, or the period of 10 consecutive Trading Days ending immediately before the Change of Control, in the case of a Change of Control under clause (2) above, shall equal or exceed 110% of the Conversion Price of the Notes in effect on each such Trading Day or at least 90% of the consideration in the transaction or transactions constituting a Change of Control consists of shares of Common Stock traded or to be traded immediately following such Change of Control on a national securities exchange or the Nasdaq National Market and, as a result of the transaction or transactions, the Notes become convertible solely into such Common Stock (and any rights attached thereto).

                  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of the Board of Directors on March 26, 2002 or (ii) was nominated for election or elected to the Board of Directors with the approval of two-thirds of the Continuing Directors who were members of the Board of Directors at the time of a new director's nomination or election.

                  "Conversion Agent" means any Person authorized by the Company to convert the Notes in accordance with Section 5 though 16 hereof. Initially, the Conversion Agent shall be Citibank, N.A.

                  "Conversion Date" means, with respect to any Holder, the date on which such Holder has satisfied all the requirements to convert its Notes.

                  "Conversion Period" means the period from and including the 30th Trading Day in a fiscal quarter to, but not including, the 30th Trading Day in the immediately following fiscal quarter.

                  "Conversion Price" means the principal amount of Notes that can be exchanged for one share of Common Stock (initially approximately $96.10), subject to adjustments set forth herein.

                  "Conversion Rate" means the number of shares of Common Stock into which each $1,000 principal amount of Notes is convertible (which is initially 10.4062), rounded to four decimal places (rounded up if the fifth decimal place thereof 5 or more or otherwise rounded down).

                  "Conversion Value" means, on any day, the product of the Sale Price for the Common Stock on such day multiplied by the then-current Conversion Rate.

                  "Current Market Price" on any date means the average of the daily Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such date; provided, however, that if:

(1) the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 7(a), (b), (c), (d),
     (e) or (f) hereof occurs during such ten consecutive Trading Days, the Sale Price per share of Common Stock for each Trading Day prior to the "ex" date for such other event shall be adjusted by dividing such Sale Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

(2) the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 7a), (b), (c), (d), (e) or (f) hereof occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Sale Price per share of Common Stock for each Trading Day on and after the "ex" date for such other event shall be adjusted by dividing such Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

(3) the "ex" date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Sale Price per share of Common Stock for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 7d), (e) or (f) hereof) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

         For purposes of any computation under Section 7 hereof, if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 7(a, (b), (c), (d), (e) or (f) hereof occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Sale Price per share of Common Stock for each Trading Day on and after the "ex" date for such other event shall be adjusted by dividing such Sale Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

(1) with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Sale Price of the Common Stock was obtained without the right to receive such issuance or distribution;

(2) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

(3) with respect to any tender or exchange offer, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.

         Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 7 such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 7 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                  "Dividend Yield" on any security for any period means the dividends paid or proposed to be paid pursuant to an announced dividend policy on such security for such period divided by, if with respect to dividends paid on such security, the average Sale Price of such security during such period and, if with respect to dividends proposed to be paid on such security, the Sale Price of such security on the effective date of the related Reset Transaction.

                  "Ex-Dividend Time" means, with respect to any issuance or distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such issuance or distribution.

                  "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's length transaction (as determined by the Board of Directors, whose determination shall be conclusive).

                  "London banking day" means a day on which commercial banks are open for business, including dealings in United States dollars, in London.

                  "Moneyline Telerate Page 3750" means the display on Moneyline Telerate (or any successor service) on such page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for United States dollars.

                  "Prevailing Market Price" means the average of the " volume weighted daily average" Sale Prices (as defined above) of the Common Stock for the 10 Trading Days ending on the Business Day immediately prior to the applicable Repurchase Date (or, if such Business Day immediately prior to the Repurchase Date is not a Trading Day, the 10 Trading Day period will end on the last Trading Day ending immediately prior to the Business Day immediately preceding the Repurchase Date), appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such 10 Trading Day period and ending on such Repurchase Date, of any event described in Section 7 hereof.

                  "record date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  "Reset Transaction" means any of (1) a merger, consolidation or statutory share exchange to which the entity that is the issuer of the shares of the common stock into which the Notes are then convertible is a party, (2) a sale of all or substantially all the assets of that entity, (3) a recapitalization of that common stock or
         (4) a distribution contemplated by Section 7(d) hereof, in any case, after the effective date of which transaction or distribution the Notes would be convertible into either:

(a) shares of an entity, the common stock of which had a Dividend Yield for the four fiscal quarters of such entity immediately preceding the public announcement of such transaction or distribution that was more than 2.5% higher than the Dividend Yield on the Common Stock (or other common stock then issuable upon a conversion of the Notes) for the four fiscal quarters preceding the public announcement of such transaction or distribution; or

(b) shares of an entity that announces a dividend policy prior to the effective date of such transaction or distribution which policy, if implemented, would result in a Dividend Yield on such entity's common stock for the next four fiscal quarters that would result in such a 2.5% increase.

                  "Sale Price" of a security on any date of determination means:

(a) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of a security (regular way) on the New York Stock Exchange on that date;

(b) if that security is not listed on the New York Stock Exchange on that date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which that security is listed;

(c) if that security is not so listed on a U.S. national or regional securities exchange, the closing sale price as reported by the Nasdaq National Market;

(d) if that security is not so reported, the last price quoted by Interactive Data Corporation for that security or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by us; or

(e) if that security is not so quoted, the average of the mid-point of the last bid and ask prices for that security from at least two dealers recognized as market-makers for that security.

                  "Spread", as of any date, means the Initial Spread or, if a Reset Transaction has occurred, the Adjusted Spread in effect on such date.

                  "Trading Day" means:

(a) if the applicable security is listed or admitted for trading on the New York Stock Exchange, a day on which the New York Stock Exchange is open for business;

(b) if that security is not listed on the New York Stock Exchange, a day on which trades may be made on the Nasdaq National Market;

(c) if that security is not so listed on the New York Stock Exchange and not quoted on the Nasdaq National Market, a day on which the principal U.S. securities exchange on which the securities are listed is open for business; or

(d) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "Trading Price" of a Note on any date of determination means, expressed as a dollar amount per $1,000 principal amount of Notes:

(a) the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Company for $10,000,000 principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company;

(b) if at least three such bids cannot reasonably be obtained by the Company or the Calculation Agent, but two such bids are obtained, then the average of the two bids shall be used;

(c) if only one such bid can reasonably be obtained by the Company or the Calculation Agent, this one bid shall be used; or

(d) if neither the Company nor the Calculation Agent can reasonably obtain at least one bid for $10,000,000 principal amount of the Notes from a nationally recognized securities dealer or, in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then the trading price of the Notes will equal (i) the then-applicable Conversion Rate of the Notes multiplied by (ii) the sale price of the Company's Common Stock on such determination date.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, will be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -as tenants in common
TEN ENT -as tenants by the entireties
JT TEN -as joint tenants with right of survivorship and not as tenants in common

   UNIF GIFT MIN ACT                              Custodian
                         .......................................................
                         -------------------------------------------------------
                         (Cust)                                         (Minor)
                                      Under Uniform Gifts to Minors Act
                         .......................................................
                         -------------------------------------------------------
                                                   (State)

                  Additional abbreviations may also be used though not in the above list.

                                                                       EXHIBIT B

                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Security to:

 ------------------------------------------------------------------------------
             (Insert assignee's social security or tax I.D. number)

 ------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint __________ to transfer this Security on the books of the Company. The agent may substitute another to act for him.

                  Your Name:  _______________________________________________
         (Print your name exactly as it appears on the face of this Security)

                  Dated:  ___________________________________________________

        Your Signature:  ____________________________________________________
             (Sign exactly as your name appears on the face of this Security)

Signature Guarantee*     :______________________________________________________

                                                                      EXHIBIT C

                REPURCHASE NOTICE FOR OPTIONAL REPURCHASE RIGHTS

          (1) Pursuant to Section 7 of the Floating Rate Convertible Notes due April 1, 2022 issued pursuant to the Indenture, dated as of September 1, 1987, as amended and supplemented (the "Indenture"), between the Company and Citibank, N.A., as Trustee, the undersigned hereby requests and instructs the Company to repurchase this Note, or any portion of the principal amount hereof (which is $1,000 in principal amount or an integral multiple of $1,000), below designated, in accordance with the terms and conditions specified in such Section 17.

         (2) The undersigned hereby directs the Trustee or the Company to pay the undersigned an amount in cash equal to 100% of the principal amount to be repurchased (as set forth below), plus accrued and unpaid Interest, including Contingent Interest, to the Optional Repurchase Date (the "Optional Repurchase Price"), as provided in the Indenture.

         (3)      The undersigned elects (check one):

                      to receive the Optional Repurchase Price with respect to the following portions of the following Note:

                       Note certificate number: __________

                       Principal amount to be repurchased (if less than all):
                       $__________

                       Remaining principal amount after repurchase:
                       $__________

                       to receive the Optional Repurchase Price with respect to the full principal amount of all of the Notes that are subject to this notice.

                  Notice: If the Holder fails to make an election, the Holder shall be deemed to have elected to receive the Optional Repurchase Price for the full principal amount of all of the Notes subject to this notice.

         (4) If, the Company elects, pursuant to a Company Notice, to pay the applicable Repurchase Price (or any portion thereof) in shares of Common Stock, but such portion of the Repurchase Price is ultimately to be paid to the Holder entirely in cash because any of the conditions to payment of the Repurchase Price (or any portion thereof) in Common Stock are not satisfied prior to the close of business on the Repurchase Date, I elect:

                to withdraw the Repurchase Notice as to [$_____] Principal Amount of Notes of the Notes to which it relates] [all of the Notes to which this Repurchase Notice relates]; or

                to receive cash in such event in respect of the entire Repurchase Price for all Notes or portions of Notes subject to which this Repurchase Notice relates.

  Dated: ___________________               _____________________________________
                                           -------------------------------------
                                           Signature(s)

  Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

  ---------------------------------------
  [Signature Guaranteed]

  If only a portion of this Notes is to be repurchased, please indicate:

  1.  Principal amount to be repurchased: $___________

  2.  Remaining principal amount after repurchase:
  $--------------

  ---------------------------------------
  Social Security or Other Taxpayer Identification Number

                                                                       EXHIBIT D

            REPURCHASE NOTICE FOR CHANGE OF CONTROL REPURCHASE RIGHTS

TO:      Lehman Brother Holdings Inc.

         [address]

                  Pursuant to the Indenture among Lehman Brothers Holdings Inc. (the "Company") and Citibank, N.A., as Trustee, dated September 1, 1987 (the "Indenture"), as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof, the undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from the Company as to the occurrence of a Change of Control (as defined in the Indenture) with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security, together with Interest accrued and unpaid to, but excluding, such date, to the registered holder hereof.

                  Your Name:
                             -------
            (Print your name exactly as it appears on the face of this Security)

                  Dated:
                         -------------------------------------------------------

                  Your Signature:
                                  --
                (Sign exactly as your name appears on the face of this Security)

                  Social Security or other Taxpayer Identification Number:
                                                                           -----

                  Principal amount to be converted (if less than all): $

Signature Guarantee*:
                      -----

                                                                       EXHIBIT E

                            FORM OF CONVERSION NOTICE

TO:      Lehman Brothers Holdings Inc.

         [address]

                  Pursuant to the Indenture dated as of September 1, 1987, as amended and supplemented, between the Lehman Brothers Holdings Inc. (the "Company") and Citibank, N.A., as Trustee (the "Indenture"), as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof, the undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. To the extent provided in the Indenture, any amount required to be paid to the undersigned on account of Interest accompanies this Security.

    Your Name:  _______________________________________________________
      (Print your name exactly as it appears on the face of this Security)

    Dated: ____________________________________________________________

    Your Signature: ____________________________________________________
        (Sign exactly as your name appears on the face of this Security)

    Social Security or other Taxpayer Identification Number: ___________________

   Principal amount to be converted (if less than all):$_______________________

   Signature Guarantee*: _______________________________________________

                  Fill in for registration of shares (if to be issued) and Securities (if to be delivered) other than to and in the name of the registered holder:

   _______________________________________________________________________(Name)

       -------------------------------------------------------------------------
                    (Street Address)

      --------------------------------------------------------------------------
               (City, State and Zip Code)

--------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).